UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2011
ANGELES INCOME PROPERTIES, LTD. 6
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-16210	95-4106139
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 BEATTIE PLACE
POST OFFICE BOX 1089	29602
GREENVILLE, SOUTH CAROLINA	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On July 28, 2011, Angeles Income Properties, Ltd. 6, a California limited partnership (“AIP 6”), entered into an agreement and plan of merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership (“AIMCO OP”), AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company of which AIMCO OP is the sole member (the “Merger Subsidiary”), and Angeles Income Properties 6, LP, a Delaware limited partnership (“New AIP 6”), pursuant to which AIP 6 will be merged with and into New AIP 6, with New AIP 6 as the surviving entity, following which the Merger Subsidiary will be merged with and into New AIP 6, with New AIP 6 as the surviving entity.
     In the merger transactions, each unit of limited partnership interest (each, a “Unit”) of AIP 6 outstanding immediately prior to the consummation of the merger transactions will be converted into an identical unit of limited partnership interest in New AIP 6 (also known as a “Unit”), following which each Unit (other than Units held by limited partners who perfect their appraisal rights pursuant to the Merger Agreement) will be converted into the right to receive, at the election of the limited partner, either (i) $252.40 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of AIMCO OP calculated by dividing $252.40 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger transactions (the “OP Unit Consideration”). However, if AIMCO OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of AIMCO OP in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each Unit. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.
     In the second merger, AIMCO OP’s membership interest in the Aimco Subsidiary will be converted into Units of New AIP 6. As a result, after the merger, AIMCO OP will be the sole limited partner of New AIP 6, holding all outstanding Units. Angeles Realty Corporation II will continue to be the general partner of New AIP 6 after the merger transactions, and AIP 6’s partnership agreement in effect immediately prior to the merger transactions will be amended to reflect the merger transactions.
     Completion of the merger transactions is subject to certain conditions, including approval by a majority in interest of the limited partners holding Units. As of July 21, 2011, AIP 6 had issued and outstanding 47,311 Units, and AIMCO OP and its affiliates owned 27,739 of those Units, or approximately 58.63% of the number of outstanding Units. AIMCO OP and its affiliates have indicated that they intend to take action by written consent to approve the merger.
     The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Additional Information for Investors:
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. AIMCO OP and Apartment Investment and Management Company will file with the Securities and Exchange Commission a registration statement on Form S-4 that will include an information statement of AIP 6 relating to the transactions, which will also constitute a prospectus of AIMCO OP and Apartment Investment and Management Company. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION.
     The information statement/prospectus and other documents which will be filed with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov. You may request a copy of these filings, at no cost, by writing or calling Apartment Investment and Management Company at the following address and telephone number: ISTC Corporation, P.O. Box 2347, Greenville, South Carolina 29602; telephone number (864) 239-1029.

ITEM 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit
Number	Description

10.1	Agreement and Plan of Merger, dated July 28, 2011, by and among Angeles Income Properties, Ltd. 6, AIMCO Properties, L.P. AIMCO AIP 6 Merger Sub LLC, and Angeles Income Properties 6, LP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. 6

Date: July 28, 2011	By:	ANGELES REALTY CORPORATION II,
Its General Partner

	By:	/s/ Stephen B. Waters Stephen B. Waters
Senior Director of Partnership Accounting
[Signature Page – AIP 6 - Form 8-K]